EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Wendy Schoppert (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES THIRD QUARTER 2011 RESULTS

●	Reports Earnings per Diluted Share of $0.31, Up 63 Percent vs. Prior Year
●	Achieves Comparable Sales Growth of 26 Percent
●	Raises 2011 and Long-term Guidance

MINNEAPOLIS – (Oct. 19, 2011) – Select Comfort Corporation (NASDAQ: SCSS) today reported third-quarter results for the period ended Oct. 1, 2011. Net sales for the quarter increased 25 percent to $200 million, compared to $160 million in the third quarter of 2010, driven by company-controlled comparable sales growth of 26 percent and retail comparable sales growth of 29 percent. The company reported net income of $17.2 million, a 64 percent increase versus $10.5 million in the third quarter of 2010.  Earnings per diluted share for the quarter increased 63 percent to $0.31, compared to $0.19 per diluted share in the third quarter of 2010.

“Our outstanding performance in the third quarter further demonstrates the strength of our unique product, our advantaged business model, and the success our strategic initiatives are having in driving profitable growth and increased share,” said Bill McLaughlin, president and CEO, Select Comfort Corporation. “We’re especially pleased with the quality and sustainability of our earnings, driven by continued double-digit revenue growth and record operating margins.”

McLaughlin added, “Given our low brand awareness and underpenetrated distribution in major markets, we believe we are still early in our growth curve. Our plan calls for continued share and earnings growth, fueled by sustained focus on executing our proven, consumer-driven product, marketing and distribution initiatives.”

Third-quarter Summary
In the third quarter, net sales increased by 25 percent as compared to the prior-year period. The increase in sales was driven by company-controlled comparable sales growth of 26

Select Comfort Announces Third Quarter 2011 Results – Page 2 of 10

percent, with average retail sales-per-store during the past 12 months reaching a record $1.6 million, a 29 percent improvement over the prior-year period.

Gross-profit margin in the third quarter of 2011 increased 50 basis points to 63.0 percent of net sales, compared with 62.5 percent in the prior-year period. The increase reflects manufacturing efficiencies and pricing actions, partially offset by $1.6 million of additional customer-service reserves during the quarter.

Sales and marketing costs in the third quarter of 2011 increased by 23 percent to $83.9 million, representing 42.1 percent of net sales. This compares to $68.3 million, or 42.6 percent of net sales in the prior-year period, reflecting continued leverage of sales and marketing. Media investments in the third quarter totaled $24 million, 38 percent higher than a year ago.

General and administrative expenses were $14.3 million in the third quarter, or 7.2 percent of net sales. This compares to $14.3 million, or 8.9 percent of net sales during the same period last year, again reflecting continued leverage of the company’s fixed-cost base.

Operating income of $26.5 million and operating margin of 13.3 percent each represented the best third-quarter performance in company history. This record operating performance resulted in earnings per diluted share of $0.31, a 63 percent improvement versus prior-year.

Cash flows from operating activities were $75 million for the first nine months of 2011 compared to $71 million in the year-ago period. Capital expenditures for the first nine months of 2011 increased to $14.5 million as compared to $3.5 million during the same time period last year, driven by increased investment in stores and information systems. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $136 million and the company had no borrowings under its revolving credit agreement.

Outlook
Based on its robust third-quarter performance, the company is increasing its fiscal 2011 outlook for earnings per diluted share from between $0.90 and $0.96 to between $0.99 and $1.01. Outlook for the fourth quarter of 2011 assumes company-controlled comparable sales growth of between 20 and 25 percent and earnings per diluted share of between $0.19 and $0.21, a 46 to 62 percent increase over prior year. The company expects to end 2011

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with approximately 380 stores after netting planned store openings and closings. Full-year 2011 capital expenditures are expected to be approximately $25 million.

The company also is communicating new annualized growth goals for the next three years, including company-controlled comparable sales growth of at least 10 to 12 percent, net store growth of between 5 and 7 percent, and earnings-per-diluted-share growth of at least 20 percent per year. The company added that it believes there may be opportunity to surpass these levels of growth in the near term.

Conference Call
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation
Select Comfort Corporation is leading the industry in setting a new standard in sleep by offering consumers high-quality, innovative and individualized sleep solutions, which includes a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, seller and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the country’s only national specialty mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the approximately 374 Sleep Number stores across the country as well as online at www.sleepnumber.com or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional

Select Comfort Announces Third Quarter 2011 Results – Page 4 of 10

efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	October 1,	% of	October 2,	% of
	2011	Net Sales	2010	Net Sales

Net sales	$199,600	100.0%	$160,103	100.0%
Cost of sales	73,838	37.0%	60,114	37.5%
Gross profit	125,762	63.0%	99,989	62.5%
Operating expenses:
Sales and marketing	83,936	42.1%	68,252	42.6%
General and administrative	14,331	7.2%	14,286	8.9%
Research and development	1,029	0.5%	454	0.3%
Asset impairment charges	7	0.0%	217	0.1%
Total operating expenses	99,303	49.8%	83,209	52.0%
Operating income	26,459	13.3%	16,780	10.5%
Other income (expense), net	23	0.0%	(50)	0.0%
Income before income taxes	26,482	13.3%	16,730	10.4%
Income tax expense	9,246	4.6%	6,242	3.9%
Net income	$17,236	8.6%	$10,488	6.6%

Net income per share – basic	$0.31		$0.19

Net income per share – diluted	$0.31		$0.19

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,214		54,129
Effect of dilutive securities:
Options	777		682
Restricted shares	504		432
Diluted weighted-average shares outstanding	56,495		55,243

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SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	October 1,	% of	October 2,	% of
	2011	Net Sales	2010	Net Sales

Net sales	$554,130	100.0%	$457,008	100.0%
Cost of sales	202,763	36.6%	172,470	37.7%
Gross profit	351,367	63.4%	284,538	62.3%
Operating expenses:
Sales and marketing	234,724	42.4%	201,325	44.1%
General and administrative	43,074	7.8%	40,369	8.8%
Research and development	2,983	0.5%	1,721	0.4%
Asset impairment charges	103	0.0%	217	0.0%
Total operating expenses	280,884	50.7%	243,632	53.3%
Operating income	70,483	12.7%	40,906	9.0%
Other expense, net	(37)	0.0%	(1,826)	(0.4%)
Income before income taxes	70,446	12.7%	39,080	8.6%
Income tax expense	25,338	4.6%	14,630	3.2%
Net income	$45,108	8.1%	$24,450	5.4%

Net income per share – basic	$0.82		$0.45

Net income per share – diluted	$0.80		$0.44

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	54,966		53,885
Effect of dilutive securities:
Options	804		870
Restricted shares	536		444
Diluted weighted-average shares outstanding	56,306		55,199

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SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited)
	October 1,	January 1,
	2011	2011
Assets
Current assets:
Cash and cash equivalents	$96,367	$76,016
Marketable debt securities – current	19,988	-
Accounts receivable, net of allowance for doubtful accounts of $325 and $302, respectively	7,973	9,909
Inventories	20,996	19,647
Prepaid expenses	6,930	6,388
Deferred income taxes	4,129	4,297
Other current assets	5,927	652
Total current assets	162,310	116,909

Marketable debt securities – non-current	20,080	-
Property and equipment, net	38,847	32,953
Deferred income taxes	12,383	15,965
Other assets	4,303	4,130
Total assets	$237,923	$169,957

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$45,819	$42,025
Customer prepayments	13,614	12,944
Compensation and benefits	25,827	24,857
Taxes and withholding	10,172	5,359
Other current liabilities	17,179	11,671
Total current liabilities	112,611	96,856

Non-current liabilities:
Warranty liabilities	2,991	2,815
Other long-term liabilities	12,208	12,309
Total non-current liabilities	15,199	15,124
Total liabilities	127,810	111,980

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 142,500 shares authorized, 56,174 and 55,455 shares issued and outstanding, respectively	562	555
Additional paid-in capital	43,791	36,799
Retained earnings	65,731	20,623
Accumulated other comprehensive income	29	-
Total shareholders’ equity	110,113	57,977
Total liabilities and shareholders’ equity	$237,923	$169,957

NOTE: In the first quarter of fiscal 2011 we began reporting cash resulting from credit and debit card transactions when received, rather than on an in-transit basis. To maintain consistency and comparability, previously reported amounts have been reclassified to conform to the current-year presentation.

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SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited - in thousands)
subject to reclassification

	Nine Months Ended
	October 1,	October 2,
	2011	2010

Cash flows from operating activities:
Net income	$45,108	$24,450
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,786	11,313
Stock-based compensation	3,674	2,761
Net disposals and impairments of assets	92	213
Excess tax benefits from stock-based compensation	(1,700)	(1,298)
Deferred income taxes	2,579	(1,757)
Changes in operating assets and liabilities:
Accounts receivable	1,936	4,382
Inventories	(1,349)	(620)
Income taxes	5,187	8,657
Prepaid expenses and other assets	(3,486)	3,293
Accounts payable	2,887	5,785
Customer prepayments	670	(351)
Accrued compensation and benefits	1,176	7,744
Other taxes and withholding	2,199	1,496
Warranty liabilities	1,210	(137)
Other accruals and liabilities	4,556	4,668
Net cash provided by operating activities	74,525	70,599

Cash flows from investing activities:
Purchases of property and equipment	(14,492)	(3,521)
Proceeds from sales of property and equipment	11	10
Investments in marketable debt securities	(40,021)	-
Increase in restricted cash	(2,650)	-
Net cash used in investing activities	(57,152)	(3,511)

Cash flows from financing activities:
Net decrease in short-term borrowings	(537)	(889)
Repurchases of common stock	(350)	(1,373)
Proceeds from issuance of common stock	2,165	859
Excess tax benefits from stock-based compensation	1,700	1,298
Debt issuance costs	-	(143)
Net cash provided by (used in) financing activities	2,978	(248)

Net increase in cash and cash equivalents	20,351	66,840
Cash and cash equivalents, at beginning of period	76,016	12,184
Cash and cash equivalents, at end of period	$96,367	$79,024

NOTE: To maintain consistency and comparability, certain amounts from previously reported financial statements have been reclassified to conform to the current-year presentation. See Note on page 7.

Select Comfort Announces Third Quarter 2011 Results – Page 9 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Percent of sales:
Retail	89.3%	86.4%	87.7%	84.2%
Direct and E-Commerce	7.5%	9.6%	8.5%	10.9%
Wholesale	3.2%	4.0%	3.8%	4.9%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	29%	16%	28%	24%
Direct and E-Commerce	(2%)	4%	(6%)	9%
Company-Controlled comparable sales change	26%	15%	24%	21%
Net closed stores/other	0%	(4%)	(1%)	(5%)
Total Company-Controlled Channels	26%	11%	23%	16%
Wholesale	(1%)	(32%)	(6%)	(32%)
Total	25%	9%	21%	12%

Stores open:
Beginning of period	375	395	386	403
Opened	3	2	9	2
Closed	(4)	(5)	(21)	(13)
End of period	374	392	374	392

Other metrics:
Average sales per store ($ in 000's)1	$1,611	$1,252
Average sales per square foot1	$1,071	$850
Stores > $1 million net sales1	90%	68%
Stores > $2 million net sales1	18%	6%
Average mattress sales per mattress unit - Company Controlled Channels2	$2,252	$2,031	$2,191	$2,002

1	Trailing twelve months for stores open at least one year.
2
Includes revenue from adjustable foundations which has become a more significant part of the mattress mix. The prior definition excluded revenue from adjustable foundations. Previously reported amounts have been reclassified to conform to the current-year presentation.

Select Comfort Announces Third Quarter 2011 Results – Page 10 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense (benefit), interest expense, depreciation and amortization, stock-based compensation and asset impairments consistent with the definition used in our debt covenant calculations. Management believes EBITDA is a useful indicator of the Company's financial performance. Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Net income	$17,236	$10,488	$52,226	$59,759
Income tax expense (benefit)	9,246	6,242	29,630	(14,232)
Interest expense	24	69	234	2,896
Depreciation and amortization	3,390	3,162	13,043	13,158
Stock-based compensation	1,418	1,270	4,875	3,455
Asset impairments	7	217	145	416
EBITDA	$31,321	$21,448	$100,153	$65,452

Note -
Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles